Exhibit 10.21

      CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN
          OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
          COMMISSION (THE "SEC") PURSUANT TO A REQUEST FOR CONFIDENTIAL
                 TREATMENT WITH RESPECT TO THE OMITTED PORTIONS.
                     OMITTED PORTIONS ARE INDICATED BY [***]

                A COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                     Between
                                PharmAthene, Inc.
            175 Admiral Cochrane Dr., Suite 400, Annapolis, MD 21401
                                  (Cooperator)

                                       and

                           U. S. Army Medical Research
                        Institute of Infectious Diseases
                        Fort Derrick, Maryland 21702-5011
                                  (Laboratory)

      Article 1. Background

      1.00 This Agreement is entered into under the authority of the Federal Technology Transfer Act of 1986,15 U.S.C. 3710a, et seq., between the Cooperator and the Laboratory, the parties to this Agreement.

      1.01 Laboratory, on behalf of the U.S. Government, and Cooperator desire to cooperate in research and development on Evaluation of Valortim(TM), an Anti-toxin Monoclonal Antibody, in the African green monkey model for Inhalational Anthrax according to the attached Scope of Work (SOW) described in Appendix A.

      1.02 Cooperator has entered into a Collaboration Agreement dated November 29, 2004 (the "Collaboration Agreement") with Medarex, Inc. ("Medarex") regarding the research and development of fully human antibodies with respect to the anthrax protective factor antigen (the "Collaboration").

      1.03 Valortim (the "Compound") is one of the compounds that is being developed through the Collaboration and is subject to the terms of the Collaboration Agreement.

      1.04 On behalf of Cooperator and pursuant to the terms of a Cooperative Research and Development Agreement for Material Transfer dated August 29th, 2006 (the "CRADA-M"), between Laboratory and Medarex, Medarex is providing Laboratory with [***] mg of the Compound.

      NOW, THEREFORE, the parties agree as follows:

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      Article 2. Definitions

      2.00 The following terms are defined for this Agreement as follows:

      2.01 "Agreement" means this cooperative research and development agreement.

      2.02 "Invention" and "Made" have the meanings set forth in Title 15 U.S.C.
Section 3703(9) and (10).

      2.03 "Proprietary Information" means information marked with a proprietary legend which embodies trade secrets developed at private expense or which is confidential business or financial information, provided that such information:

      (i) is not generally known, or which becomes generally known or available during the period of this Agreement from other sources without obligations concerning their confidentiality;

      (ii) has not been made available by the owners to others without obligation concerning its confidentiality; and

      (iii) is not already available to the receiving party without obligation concerning its confidentiality.

      (iv) is not independently developed by or on behalf of the receiving party, without reliance on the information received hereunder.

      2.04 "Subject Data" means all recorded information first produced in the performance of this Agreement.

      2.05 "Subject Invention" means any Invention Made as a consequence of, or in relation to, the performance of work under this Agreement.

      Article 3. Research Scope and Administration

      3.00 Scope of Work. Research performed under this Agreement shall be performed solely in accordance with the SOW incorporated as a part of this Agreement at Appendix A. It is agreed that any descriptions, statements, or specifications in the SOW shall be interpreted as goals and objectives of the services to be provided under this Agreement and not requirements or warranties. Laboratory and Cooperator will endeavor to achieve the goals and objectives of such services; however, each party acknowledges that such goals and objectives, or any anticipated schedule of performance, may not be achieved.

      3.01 Review of Work. Periodic conferences shall be held between the parties for the purpose of reviewing the progress of work. It is understood that the nature of this research is such that completion within the period of performance specified, or within the limits of financial support allocated, cannot be guaranteed. Accordingly, all research will be performed in good faith.


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      3.02 Principal Investigator. Any work required by the Laboratory under the
SOW will be performed under the supervision of Elizabeth Leffel, PhD, M.P.H., elizabeth.leffel@us.army.mil, phone (301) 619-4459, fax (301)619-4625, who, as co-principal investigator has responsibility for the scientific and technical conduct of this project on behalf of the Laboratory. Any work required by the Cooperator under the SOW will be performed under the supervision of Valerie Riddle, MD, FACP, Vice President and Medical Director, PharmAthene, Inc., 175 Admiral Cochrane Dr., Suite 400, Annapolis, MD 21401,410-571-8923 (voice),410-571-8927 (fax), riddlev@pharmamene.com, who, as co-principal investigator has responsibility for the scientific and technical conduct of this project on behalf of the Cooperator.

      3.03 Scope Change. If at any time the co-principal investigators determine that the research data dictates a substantial change in the direction of the work, the parties shall make a good faith effort to agree on any necessary change to the SOW and make the change by written notice to the addresses listed in section 13.04 Notices.

      3.04 Final Report. The parties shall prepare a final report of the results of this project within six months after completing the SOW.

      Article 4. Ownership and Use of Physical Property

      4.01 Ownership of Materials or Equipment. All materials or equipment developed or acquired under this Agreement by the parties shall be the property of the party which developed or acquired the property, except that government equipment provided by Laboratory (1) which through mixed funding or mixed development must be integrated into a larger system, or (2) which through normal use at the termination of the Agreement has a salvage value that is less than the return shipping costs, shall become the property of Cooperator.

      4.02 Use of Provided Materials. Both parties agree that any materials relating to them which were provided by one party to the other party will be used for research purposes only. The materials shall not be sold, offered for sale, used for commercial purposes, or be furnished to any other party without advance written approval from the Provider's official signing this Agreement or from another official to whom the authority has been delegated, and any use or furnishing of material shall be subject to the restrictions and obligations imposed by this Agreement.

      Article 5. Financial Obligation

      5.00 Advance Payment. The performance of research by Laboratory under this Agreement is conditioned on the advance payment by Cooperator of Laboratory's agreed upon costs for the performance of such research.

      5.01 Deposit Account. Cooperator shall pay $[***] to Laboratory for the performance of the research specified by Article 3.00. $[***] of such funds shall be deposited in [Department of the Army, Special Collaborative Agreement Account No. __________________] upon execution of this agreement. The check should be made payable to:

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               U.S. Treasury and sent to:
                  Ms. Elizabeth Dorsey
                  USAMRIID, Budget Office
                  1425 Porter Street
                  Fort Detrick, MD 21702-5011
                  Phone: 301-619-2148     Fax: 301-619-4619

Laboratory shall not be obligated to perform any of the research specified herein, or to take any other action required by this Agreement, if the agreed to funds are not deposited as required by this Article.

      5.02 Insufficient and Excess Funds. Laboratory shall not be required to continue its research and development activities under this Agreement if the funds provided by Cooperator are insufficient to cover Laboratory's agreed upon costs for such continued activities. Funds not expended by Laboratory shall be returned to Cooperator upon Laboratory's submission of a final fiscal report to Cooperator.

      5.03 Accounting Records. Laboratory shall maintain separate and distinct current accounts, records, and other evidence supporting all its expenditures under this Agreement. Laboratory shall provide Cooperator a semi-annual report accounting for the use of Cooperator's funds and a final fiscal report within four months after completing the SOW or ending its research activities under this Agreement. The accounts and records of Laboratory shall be available for reasonable inspection and copying by Cooperator and its authorized representative.

      Article 6. Patent Rights

      6.00 Reporting. The parties shall promptly report to each other all Subject Inventions reported to either party by its employees. All Subject Inventions Made during the performance of this Agreement shall be listed in the Final Report required by this Agreement.

      6.01 Cooperator Employee Inventions. Laboratory waives any ownership rights the U.S. Government may have in Subject Inventions Made by Cooperator employees and agrees that Cooperator shall have the option to retain title in Subject Inventions Made by Cooperator employees. Cooperator shall notify Laboratory promptly upon making this election and agrees to timely file patent applications on Cooperator's Subject Invention at its own expense.

      6.02 Laboratory Employee Inventions. Laboratory shall have the initial option to retain title to, and file patent application on, each Subject Invention Made by its employees ("Laboratory Inventions"). The Laboratory agrees to grant an exclusive license to any invention arising under this Agreement to which it has ownership to the Cooperator in accordance with Title 15 U.S. Code
Section 3710a, on terms negotiated in good faith. Any invention arising under this Agreement is subject to the retention by the U.S. Government of nonexclusive, nontransferable, irrevocable, paid- up license to practice, or have practiced, the invention throughout the world by or on behalf of the U.S. Government. At the written request of Cooperator, Laboratory will grant to Cooperator a non exclusive, fully paid-up, royalty-free, worldwide license, with the right to sublicense, to use and practice such Laboratory Invention under Laboratory's rights in such Laboratory Invention and any and all patent applications, patents and other rights claiming or covering such Laboratory Invention.


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

      6.03 Joint Inventions. Any Subject Invention patentable under U.S. patent law which is Made jointly by Laboratory employees and Cooperator employees under the Scope of Work of this Agreement shall be jointly owned by the parties. The parties shall discuss together a filing strategy and filing expenses related to the filing of the patent covering the Subject Invention. If a party decides not to retain its ownership rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other party, pursuant to Paragraph 6.05, below.

      6.04 Government Contractor Inventions. Laboratory represents that as of the date of this Agreement the only investigators for the Research Project shall be Laboratory's employees. Laboratory shall notify Cooperator, in advance, if Laboratory intends to use its contractors to perform services on the Research Project either (i) as investigators, or (ii) in any other capacity under which such contractors will conduct any substantive research, analysis, or evaluation of the Materials (collectively, "Key Personnel"). If any of Laboratory's contractors are to be Key Personnel for the Research Project, Laboratory shall suspend work on the Research Project until Cooperator provides its prior written consent to the use of the contractor as a Key Personnel. If Cooperator does not provide its written consent thereto, Laboratory shall cease all work on the Research Project and shall be entitled to terminate this Agreement immediately. Cooperator, nevertheless, acknowledges that Laboratory will use contractors to perform work on the Research Project other than as Key Personnel. In accordance with 37 Code of Federal Regulations 401.14, if one of Laboratory's contractors conceives of an invention while performing services at Laboratory's facilities to fulfill Laboratory's obligations under this Agreement, Laboratory may require the contractor to negotiate a separate agreement with Cooperator regarding allocation of rights to any Subject Invention the contractor makes, solely or jointly, under this Agreement.

      6.05 Filing of Patent Applications. The party having the right to retain title to, and file patent applications on, a specific Subject Invention may elect not to file patent applications, provided it so advises the other party within 90 days from the date it reports the Subject Invention to the other party. Thereafter, the other party may elect to file patent applications on the Subject Invention and the party initially reporting the Subject Invention agrees to assign its ownership interest in the Subject Invention to the other party subject to the retention by the party assigning ownership of a nonexclusive, irrevocable, paid-up license to practice, or have practiced, the Subject Invention throughout the world.

      6.06 Patent Expenses. The expenses attendant to the filing of patent applications shall be borne by the party filing the patent application. Each party shall provide the other party with copies of the patent applications it files on any Subject Invention, along with the power to inspect and make copies of all documents retained in the official patent application files by the applicable patent office. The parties agree to reasonably cooperate with each other in the preparation and filing of patent applications resulting from this Agreement.

      6.07 Exception for Certain Subject Inventions. The parties hereto acknowledge and agree that the terms of Section 2 of that certain CRADA-M between Laboratory and Medarex, Inc., dated as of August 29th, 2006, pursuant to which Medarex will provide Laboratory with certain materials and information for


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

the performance of work hereunder, will supersede any conflicting term set forth in this Article 6 with respect to any inventions or discoveries made as a result of Laboratory's use of such materials or information in the performance of work hereunder.

      Article 7. Exclusive License

      7.00 Grant. The Laboratory agrees to grant to the Cooperator an exclusive license in each U.S. patent application, and patents issued thereon, covering a Subject Invention, which is filed by the Laboratory subject to the reservation of a nonexclusive, nontransferable, irrevocable, paid-up license to practice and have practiced the Subject Invention on behalf of the United States.

      7.01 Exclusive License Terms. The Cooperator shall elect or decline to exercise its right to acquire an exclusive license to any Subject Invention within six months of being informed by the Laboratory of the Subject Invention. The specific royalty rate and other terms of license shall be negotiated promptly in good faith and in conformance with the laws of the United States.

      Article 8. Background Patent(s)

      8.00 Laboratory Background Patent(s): Laboratory has filed patent application(s), or is the assignee of issued patent(s), listed below which contain(s) claims that are related to research contemplated under this Agreement. No license(s) to this/these patent applications or issue patents is/are granted under this Agreement, and this/these application(s) and any continuations to it/them are specifically excluded front the definitions of "Subject Invention" contained in this Agreement:

      8.01 Cooperator Background Patent(s): Cooperator has filed patent application(s), or is the assignee of issued patent(s), listed below which contain(s) claims that are related to research contemplated under this Agreement. No license(s) to this/these patent applications or issue patents is/are granted under this Agreement, and this/these application(s) and any continuations to it/them are specifically excluded from the definitions of "Subject Invention" contained in this Agreement:

            [***]

      Article 9. Subject Data and Proprietary Information

      9.00 Subject Data Ownership. Subject Data shall be jointly owned by the parties. Either party shall have the right to review all Subject Data that has not been delivered to the other party, except to the extent that such Subject Data are subject to a claim of confidentiality or privilege by a third party. Subject Data shall not be disclosed by Laboratory except as set forth in Section
9.04 below.

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      9.01 Proprietary Information/Confidential Information. Each party shall place a proprietary notice on all information it delivers to the other party under this Agreement that it asserts is proprietary. The parties agree that any Proprietary Information or Confidential Information furnished by one party to the other party under this Agreement, or in contemplation of this Agreement, shall be used, reproduced and disclosed by the receiving party only for the purpose of carrying out this Agreement, and shall not be released by the receiving party to third parties unless consent to such release is obtained from the providing party.

      9.02 Army limited-access database. Notwithstanding anything to the contrary in this Article, the existence of established CRADAs specifying areas of research and their total dollar amounts may be documented on limited access, password-protected websites of the U.S. Army Medical Research and Materiel Command (the parent organization of Laboratory), to provide the Command's leadership with a complete picture of military research efforts.

      9.03 Laboratory Contractors. Cooperator acknowledges and agrees to allow Laboratory's disclosure of Cooperator's proprietary information to Laboratory's Contractors for the purposes of carrying out this Agreement. Laboratory agrees that it has or will ensure that its Contractors are under written obligation not to disclose Cooperator's proprietary information, except as required by law or court order, before Contractor employees have access to Cooperator's proprietary information under this Agreement.

      9.04 Release Restrictions. Laboratory shall have the right to use all Subject Data for any Governmental purpose, but shall not release Subject Data publicly except: (i) subject to the last sentence of this Section 9.04, Laboratory in reporting on the results of research may publish Subject Data in technical articles and other documents to the extent it determines to be appropriate; and (ii) Laboratory may release Subject Data where release is required by law or court order. For the purpose of restricting any disclosure of Cooperator's confidential information, Laboratory will send proposed publications or presentations, whether oral, electronic, or written, to Cooperator for review at least sixty (60) calendar days prior to any such proposed publications or presentation. Cooperator will return comments or suggested revisions to the proposed publications to Laboratory within thirty
(30) calendar days of their receipt by Laboratory. In the event a proposed publication or presentation contains patentable subject matter or Confidential Information of Cooperator, Laboratory agrees to delay such publication or presentation for an additional thirty (30) calendar days to allow Cooperator the opportunity to seek appropriate patent protection for such inventions or information or to request Recipient to delete any Confidential Information of Laboratory, which Information shall be deleted upon such request and prior to publication or presentation.

      9.05 FDA Documents. If this Agreement involves a product regulated by the U.S. Food and Drug Administration (FDA), then the Cooperator or the U.S. Army Medical Research and Materiel Command, as appropriate, may file any required documentation with the FDA. In addition, the parties authorize and consent to allow each other or their contractors or agents access to, or to cross-reference, any documents filed with the FDA related to the product.


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      Article 10. Termination

      10.00 Termination by Mutual Consent. Cooperator and Laboratory may elect to terminate this Agreement, or portions thereof, at any time by mutual consent.

      10.01 Termination by Unilateral Action. Either party may unilaterally terminate this entire Agreement at any time by giving the other party written notice, not less than 30 days prior to the desired termination date.

      10.02 Termination Procedures. In the event of termination, the parties shall specify the disposition of all property, patents and other results of work accomplished or in progress, arising from or performed under this Agreement by written notice. Upon receipt of a written termination notice, the parties shall not make any new commitments and shall, to the extent feasible, cancel all outstanding commitments that relate to this Agreement. Notwithstanding any other provision of this Agreement, any exclusive license entered into by the parties relating to this Agreement shall be simultaneously terminated unless the parties agree to retain such exclusive license.

      Article 11. Disputes

      11.00 Settlement. Any dispute arising under this Agreement which is not disposed of by agreement of the principal investigators shall be submitted jointly to the signatories of this Agreement. A joint decision of the signatories or their designees shall be the disposition of such dispute. However, nothing in this section shall prevent any party from pursuing any and all administrative and/or judicial remedies which may be allowable.

      Article 12. Liability

      12.00 Property. Neither party shall be responsible for damages to any property provided to, or acquired by, the other party pursuant to this Agreement.

      12.01 Cooperator's Employees. Cooperator agrees to indemnify and hold harmless the U.S. Government for liability of any kind involving an employee of Cooperator arising in connection with this Agreement, and for all liabilities arising out of the use by Cooperator of Laboratory's research and technical developments, or out of any use, sale or other disposition by Cooperator of products made based on Laboratory's technical developments, except to the extent the liability is due to the negligence of Laboratory under the provisions of the Federal Torts Claims Act. This provision shall survive termination or expiration of this Agreement.

      12.02 No Warranty. The parties make no express or implied warranty as to any matter whatsoever, including the conditions of the research or any Invention or product, whether tangible or intangible, Made, or developed under this agreement, or the ownership, merchantability, or fitness for a particular purpose of the research or any Invention or product.

      Article 13. Miscellaneous

      13.00 Governing Law. This Agreement shall be governed by the laws of the United States Government.


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      13.01 Export Control and Biological Select Agents and Toxins. The
obligations of the parties to transfer technology to one or more other parties, provide technical information and reports to one or more other parties, and otherwise perform under this Agreement are contingent upon compliance with applicable United States export control laws and regulations. The transfer of certain technical data and commodities may require a license from a cognizant agency of the United States Government or written assurances by the Parties that the Parties shall not export technical data, computer software, or certain commodities to specified foreign countries without prior approval of an appropriate agency of the United States Government. The Parties do not, alone or collectively, represent that a license shall not be required, nor that, if required, it shall be issued. In addition, where applicable, the parties agree to fully comply with all laws, regulations, and guidelines governing biological select agents and toxins.

      13.01 Independent Contractors. The relationship of the parties to this Agreement is that of independent contractors and not as agents of each other or as joint venturers or partners.

      13.02 Use of Name or Endorsements. (a) The parties shall not use the name of the other party on any product or service which is directly or indirectly related to either this Agreement or any patent license or assignment agreement which implements this Agreement without the prior approval of the other party.
(b) By entering into this Agreement, Laboratory does not directly or indirectly endorse any product or service provided, or to be provided, by Cooperator, its successors, assignees, or licensees. Cooperator shall not in any way imply that this Agreement is an endorsement of any such product or service. Press releases or other public releases of information shall be coordinated between the parties prior to release, except that the Laboratory may release the name of the Cooperator and the title of the research without prior approval from the Cooperator.

      13.03 Survival of Specified Provisions. The rights specified in provisions of this Agreement covering Patent Rights, Subject Data and Proprietary Information, and Liability shall survive the termination or expiration of this Agreement.

      13.04 Notices. All notices pertaining to or required by this Agreement shall be in writing and shall be signed by an authorized representative addressed as follows:

         If to Cooperator:   Valerie Riddle, MD, FACP
                             Vice President and Medical Director
                             PharmAthene, Inc.
                             175 Admiral Cochrane Dr., Suite 400
                             Annapolis, MD 21401
                             410-571-8923 (voice), 410-571-8927 (fax)

         With a copy to:     Ronald Kaiser
                             Vice President and Chief Financial Officer
                             PharmAthene, Inc.
                             175 Admiral Cochrane Dr., Suite 400
                             410-571-7813 (voice), 410-571-8927 (fax)


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         If to Laboratory:   USAMRIID
                             Business Plans and Programs Office
                             1425 Porter Street
                             Fort Derrick, MD 21702-5011
                             Phone: 301-619-6886 Fax: 301-619-8379

Any party may change such address by notice given to the other in the manner set forth above.

      Article 14. Article 14. Duration of Agreement and Effective Date

      14.01 Effective Date. This Agreement shall enter into force as of the date it is signed by the last authorized representative of the parties.

      14.02 Expiration Date. This Agreement will automatically expire l year from effective date unless it is revised by written notice and mutual agreement.

              [remainder of page remains blank; signatures follow]


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      IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by their duly authorized representatives as follows:

For the Cooperator:                      PharmAthene Inc.


                                         /s/ Valerie Riddle, MD
                                         ---------------------------------------
                                         (Signature)

                                         Valerie Riddle, MD
DATE     8/29/06                         Vice-President & Medical Director
     --------------

For the U.S. Government:                 U.S. Army Medical Research Institute of
                                            Infectious Diseases


                                         /s/ George W. Korch, Jr.
                                         ---------------------------------------
                                         (Signature)

                                         George W. Korch, Jr.
                                         Colonel, U.S. Army
DATE    12 Sep 06                        Commanding
     --------------


For the USAMRIID Principal Investigator:

I hereby acknowledge the terms and conditions of this Agreement:


DATE    6 Sept 06                        /s/ Elizabeth Leffel, Ph.D
     --------------                      ---------------------------------------
                                         (Signature)

                                         Elizabeth Leffel, Ph.D